Filed Pursuant to Rule 424(b)(3)
Registration No. 333-286548

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 15, 2025)

2,978,740 Shares

CAL-MAINE FOODS, INC.

Common Stock

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The selling stockholders named in this prospectus supplement (the “Selling Stockholders”) are offering 2,978,740 shares of our common stock, par value $0.01 per share (our “Common Stock”). We are not selling any shares of our Common Stock under this prospectus supplement and we will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

Our Common Stock is quoted on the NASDAQ Stock Market LLC (“NASDAQ”), under the symbol “CALM.” On April 14, 2025, the last reported sales price of our Common Stock on NASDAQ was $98.75 per share.

In connection with this offering, we have agreed to purchase 551,876 shares of our Common Stock directly from the Selling Stockholders at a price per share equal to the price at which the underwriter will purchase shares from the Selling Stockholders in this offering (the “Share Repurchase”), resulting in a total purchase price of approximately $50 million. The repurchased shares will no longer be outstanding after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering. However, the completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that either this offering or the Share Repurchase will be consummated. See “Prospectus Supplement Summary—Share Repurchase” beginning on page S-1 of this prospectus supplement.

Investing in our Common Stock involves risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus and under similar headings in the other documents filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.

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	Per Share	Total
Public offering price	$92.75	$276,278,135.00	(2)
Underwriting discount(1)	$2.15	$6,404,291.00
Proceeds, before expenses, to the Selling Stockholders	$90.60	$269,873,844.00

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(1)     We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting” beginning on page S-12 for additional disclosure regarding the underwriting discounts, commissions and estimates for this offering.

(2)     Excludes the shares of our Common Stock we intend to purchase in the Share Repurchase.

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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of our Common Stock to purchasers on or about April 17, 2025.

Goldman Sachs & Co. LLC

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The date of this prospectus supplement is April 15, 2025.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our Common Stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our Common Stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Information by Reference”), any related free writing prospectus we may file with the SEC and any other information to which we may refer you.

This prospectus supplement and the accompanying prospectus are part of an effective registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our Common Stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

None of the Selling Stockholders, the underwriter or we have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the Selling Stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement, the accompanying prospectus or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction. See the section titled “Underwriting.”

When we use “we,” “us,” “our,” or the “Company” in this prospectus supplement, we mean Cal-Maine Foods, Inc., unless otherwise indicated or the context otherwise requires. The term “Selling Stockholders” means (1) Adolphus B. Baker, (2) Dinnette Adams Baker, (3) Luanne Adams, (4) Nancy Adams Briggs and (5) Laurel Adams Krodel.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to our shell egg and egg products business, including estimated future production data, expected construction schedules, projected construction costs, potential future supply of and demand for our products, potential future corn and soybean price trends, potential future impact on our business of the resurgence in United States (“U.S.”) commercial table egg layer flocks of highly pathogenic avian influenza (“HPAI”), potential future impact on our business of inflation and changing interest rates, potential future impact on our business of new legislation, rules or policies, potential outcomes of legal proceedings, including loss contingency accruals and factors that may result in changes in the amounts recorded, and other projected operating data, including anticipated results of operations and financial condition. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plans,” “projected,” “contemplates,” “anticipates,” or similar words. Actual outcomes or results could differ materially from those projected in the forward-looking statements. The forward-looking statements are based on management’s current intent, belief, expectations, estimates, and projections regarding the Company and its industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions, and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Part I Item 1A Risk Factors of our Annual Report on Form 10-K for the year ended June 1, 2024, as well as those included in other reports we file from time to time with the SEC (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the effect of the loss by the Company of controlled company status under the rules of The Nasdaq Stock Market on the trading price of our Common Stock, (iii) the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, (iv) the impact on the trading price of our Common Stock as a result of the sale or marketing, or potential sale or marketing, of a significant number of shares of our Common Stock held by the family of our late founder, Fred R. Adams Jr., as part of their portfolio diversification efforts, (v) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions, and potential for product recall), including but not limited to the current outbreak of HPAI affecting poultry in the U.S., Canada and other countries that was first detected in commercial flocks in the U.S. in February 2022 and that first impacted our flocks in December 2023, (vi) changes in the demand for and market prices of shell eggs and feed costs, (vii) the impacts and potential future impacts of government, customer and consumer reactions to recent high market prices for eggs, including but not limited to efforts to increase imports of eggs and egg products, pressure to change long-standing pricing frameworks, lower consumer demand for eggs, and the pending Department of Justice antitrust investigation, (viii) our ability to predict and meet demand for cage-free and other specialty eggs, (ix) risks, changes, or obligations that could result from our recent or future acquisition of new flocks or businesses and risks or changes that may cause conditions to completing a pending acquisition, such as the pending acquisition of Echo Lake Foods, Inc. (“Echo Lake Foods”) not to be met, (x) risks relating to changes in inflation and interest rates, (xi) our ability to retain existing customers, acquire new customers and grow our product mix, (xii) adverse results in pending litigation and other legal matters, (xiii) risks related to changing U.S. trade and tariff policies including potentially higher costs for construction materials, equipment, packaging and other items, and (xiv) global instability, including as a result of the war in Ukraine, the conflicts in Israel and surrounding areas and attacks on shipping in the Red Sea.

With respect to the pending acquisition of Echo Lake Foods, (i) conditions to the closing of the proposed transaction may not be satisfied, (ii) antitrust clearance required for the proposed transaction may not be obtained, or required antitrust clearance may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or Echo Lake Foods or cause certain conditions to closing not to be satisfied, which could result in the termination of the acquisition agreement, (iii) the timing of completion of the proposed transaction is uncertain, (iv) the business of the Company or Echo Lake Foods may suffer as a result of uncertainty surrounding the proposed transaction, (v) events, changes or other circumstances could occur that could give rise to the termination of the acquisition agreement, (vi) there are risks related to disruption of management’s attention from the ongoing business

S-iii

operations of the Company or Echo Lake Foods due to the proposed transaction, (vii) the announcement or pendency of the proposed transaction could affect the relationships of the Company or Echo Lake Foods with its customers, suppliers, operating results and business generally, including the ability of the Company or Echo Lake Foods to retain employees, and (viii) the Company or Echo Lake Foods may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors. In addition, the Company may experience unexpected challenges in integrating and managing the business of Echo Lake Foods. Integrating Echo Lake Foods’ business may be more costly or time consuming than expected. Even if the acquisition is completed and the business of Echo Lake Foods is successfully integrated, the Company may not realize the benefits it expects from the acquisition, including the synergies, cost savings, reduction in earnings volatility, margin expansion, financial returns, expanded customer relationships, or sales or growth opportunities.

A discussion of important factors relating to forward-looking statements is included in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended June 1, 2024, our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025, this prospectus supplement and the accompanying prospectus. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, forward-looking statements included herein are made only as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether because of new information, future events, or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not rely on any of these statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement, the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended June 1, 2024, our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025, and any related free writing prospectus before deciding to invest in our Common Stock.

Our Company

Cal-Maine Foods, Inc. is primarily engaged in the production, packaging, marketing and distribution of fresh shell eggs, including conventional, cage-free, organic, brown, free-range, pasture-raised and nutritionally enhanced eggs, as well as a variety of ready-to-eat egg products. Our operations are fully integrated and we have one operating and reportable segment. We are the largest producer and distributor of fresh shell eggs in the U.S. Our total flock of approximately 48.9 million layers and 12.3 million pullets and breeders is the largest in the U.S. We sell our shell eggs and egg products to a diverse group of customers, including national and regional grocery store chains, club stores, companies servicing independent supermarkets in the U.S., foodservice distributors and egg product customers throughout the majority of the U.S. and aim to maintain efficient, state-of-the-art operations located close to our customers.

Corporate Information

We were incorporated in Delaware in 1969. Our principal executive office is located at 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157. The telephone number of our principal executive office is (601) 948-6813. We maintain a website at www.calmainefoods.com where general information about our business is available. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part hereof or thereof.

Share Repurchase

In connection with this offering, we have agreed to purchase 551,876 shares of our Common Stock directly from the Selling Stockholders at a price per share equal to the price at which the underwriter will purchase shares from the Selling Stockholders in this offering, resulting in a total purchase price of approximately $50 million. The repurchased shares will no longer be outstanding after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering. However, the completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that either this offering or the Share Repurchase will be consummated.

The Share Repurchase is part of our existing $500 million share repurchase program approved by our board of directors (the “Board”) on February 25, 2025. After giving effect to the Share Repurchase, we will have remaining authorization to repurchase up to approximately $450 million of our Common Stock under the share repurchase program. The Share Repurchase was approved by a special committee of our Board, which is comprised entirely of independent and disinterested directors.

The description and the other information in this prospectus supplement regarding the Share Repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our Common Stock subject to the Share Repurchase.

The Offering

Common Stock offered by the Selling Stockholders	2,978,740 shares.
Common Stock outstanding immediately after this offering	48,494,079 shares, which reflects the repurchase of 551,876 shares of our Common Stock in the Share Repurchase.
Use of proceeds

All of the shares of our Common Stock offered hereby are being sold by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our Common Stock in this offering.

Share Repurchase

In connection with this offering, we have agreed to purchase 551,876 shares of our Common Stock directly from the Selling Stockholders at a price per share equal to the price at which the underwriter will purchase shares from the Selling Stockholders in this offering, resulting in a total purchase price of approximately $50 million. The repurchased shares will no longer be outstanding after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering. However, the completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that either this offering or the Share Repurchase will be consummated. See “Prospectus Supplement Summary—Share Repurchase.”

Dividend policy

The Company has a variable dividend policy adopted by our Board. Pursuant to the policy, the Company pays a dividend to holders of our Common Stock on a quarterly basis for each quarter for which the Company reports net income attributable to Cal-Maine Foods, Inc. computed in accordance with GAAP in an amount equal to one-third (1/3) of such quarterly income. Following a quarter for which the Company does not report net income attributable to Cal-Maine Foods, Inc., the Company will not pay a dividend for a subsequent profitable quarter until the Company is profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid. The dividend policy is subject to periodic review by the Board.

Risk factors

Investing in our Common Stock involves certain risks. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus and under similar headings in the other documents filed with the SEC that are incorporated by reference herein.

NASDAQ symbol	“CALM”
Lock-up agreements

We and the Selling Stockholders, our executive officers and directors have agreed not to sell or transfer any shares of our Common Stock, or any options or warrants to purchase any shares of our Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our Common Stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Goldman Sachs & Co. LLC, subject to certain customary exceptions. No other parties are subject to the foregoing restrictions. See the section titled “Underwriting.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” on page S-3 of the accompanying prospectus and the “Risk Factors” sections contained in our Annual Report on Form 10-K for the fiscal year ended June 1, 2024 and in our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025 (which are incorporated by reference herein), before purchasing any shares of our Common Stock. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market price of our Common Stock could decline and you could lose part or all of your investment.

The price of our Common Stock may fluctuate significantly, and you could lose all or part of your investment in the Common Stock.

Volatility in the market price of our Common Stock may prevent you from being able to sell the shares at or above the price you paid for them. During the twelve months ended April 14, 2025, the market price of our Common Stock has fluctuated from a high of $116.41 per share to a low of $55.15 per share. The market price of our Common Stock could fluctuate significantly for various reasons such as, but not limited to, the following, many of which are beyond our control:

•        our quarterly or annual earnings or those of other companies in our industry;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        changes in our earnings or recommendations by research analysts who track our Common Stock or the stock of other companies in our industry;

•        changes in general conditions in the U.S. and global economy, financial markets or our industry, including those resulting from changes in trade and tariff policies, changes in fuel prices or fuel shortages, war, incidents of terrorism, pandemics or responses to such events;

•        changes in the competitive landscape for our industry, including any changes resulting from industry consolidation whether or not involving us;

•        our liquidity position;

•        future sales by us or the Selling Stockholders of our Common Stock or other securities;

•        our dividend policy; and

•        the other risks described or referred to in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the fiscal year ended June 1, 2024, our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025, this prospectus supplement and the accompanying prospectus.

In addition, in recent periods, the stock market has experienced extreme declines and volatility. This volatility has had a significant negative impact on the market price of securities issued by many companies.

The price of our Common Stock may be affected by the availability of shares for sale in the market, and you may experience significant dilution as a result of future issuances of our securities, which could materially and adversely affect the market price of our Common Stock.

The sale or availability for sale of substantial amounts of our Common Stock could adversely impact the price of our Common Stock. Our Fourth Amended and Restated Certificate of Incorporation authorizes us to issue 120,000,000 shares of our Common Stock and 10,000,000 shares of preferred stock. As of April 14, 2025, there were 49,045,955 shares of our Common Stock outstanding and after giving effect to this offering and the Share Repurchase, there will be 48,494,079 shares of our Common Stock outstanding. Accordingly, a substantial number of shares of our Common Stock remain authorized for issuance and could become available for sale in the market. In addition, after the Share Repurchase and the sale of the shares of our Common Stock offered hereby, 2,791,854 shares of our Common Stock held by the Selling Stockholders will remain subject to the registration rights provided by the Agreement Regarding Conversion, dated February 25, 2025, by and among the Company, DLNL, LLC and the Selling Stockholders (the “Conversion Agreement”). Also, we may be obligated to issue additional shares of our Common Stock in connection with employee benefit plans (including equity incentive plans or under our KSOP).

In the future, we may decide to raise capital through offerings of our Common Stock, additional securities convertible into or exchangeable for our Common Stock, or rights to acquire those securities or our Common Stock. We may also issue such securities as consideration in an acquisition. The issuance of such securities could result in dilution of existing stockholders’ equity interests in us. Issuances of substantial amounts of our Common Stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our Common Stock, and we cannot predict the effect this dilution may have on the price of our Common Stock.

If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our businesses could be adversely impacted or, if such analysts change their recommendations regarding our Common Stock adversely, our stock price or trading volume could decline.

The trading market for our Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our businesses, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide more favorable recommendations about our competitors, or publish inaccurate or unfavorable research about our businesses, the trading price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The recent high market prices for eggs, primarily caused by the HPAI-related reduction in supply, has led to pressure from customers to change long-standing market-based pricing frameworks and/or otherwise reduce the price of our eggs. A material change in our sales arrangements with key customers could have a material adverse effect on our revenues, gross profits and net income. Other reactions to high egg prices, including by state or federal government agencies, may also adversely impact our business.

Market prices for wholesale shell eggs have been volatile and cyclical over time. Market prices for eggs tend to increase during and following outbreaks of agricultural diseases in the egg industry that reduce the supply of eggs, which has occurred during the current HPAI outbreak, until the supply and demand balance is restored. Many of our sales arrangements with customers, particularly for conventional eggs, are based on formulas that take into account, in varying ways, independently quoted regional wholesale market prices for eggs. The recent high market prices for eggs have led to pressure from customers to change longstanding market-based pricing frameworks and/or otherwise reduce the price of our eggs. To remain competitive and retain our customers and gain new ones, we must consider our customer relationships and the reactions and potential reactions of competitors. A material change in our sales arrangements with key customers could have a material adverse effect on our revenues and gross profits.

Other reactions to high egg prices may also adversely impact our business. On February 26, 2025, the U.S. Secretary of Agriculture announced a $1 billion-dollar comprehensive strategy to curb HPAI, protect the U.S. poultry industry, and lower egg prices. The Secretary’s five-pronged strategy includes an additional $500 million for biosecurity measures, $400 million in financial relief for affected farmers, and $100 million for vaccine research, actions to reduce regulatory burdens, and exploring temporary egg import options. As disclosed in certain of the documents incorporated by reference herein, in March 2025, we received a civil investigative demand in connection with a widely publicized investigation by the Antitrust Division of the Department of Justice into the causes behind nationwide increases in egg prices. In addition, persistent high egg prices during the peak of the current HPAI outbreak may have caused and may in the future cause some consumers to purchase fewer eggs. Such persistent high-price cycles may also increase attention on the egg industry by state and federal government agencies, which may lead to additional government investigations or related activities. The potential impacts of these reactions on our business are unclear, unpredictable and may divert our resources and attention from our core business activities, and they may have an adverse effect that could be material.

USE OF PROCEEDS

All of the shares of our Common Stock offered hereby are being sold by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our Common Stock in this offering.

SELLING STOCKHOLDERS

The Selling Stockholders are: (1) Adolphus B. Baker, (2) Dinnette Adams Baker, (3) Luanne Adams, (4) Nancy Adams Briggs and (5) Laurel Adams Krodel. The Company and the Selling Stockholders are a party to the Conversion Agreement pursuant to which, among other things, the Selling Stockholders will reimburse the Company for one-half of the expenses incurred by the Company in connection with this offering.

Other than as described in this prospectus supplement or the accompanying prospectus, none of the Selling Stockholders holds any position or office with us, or has or has had any other material relationship with us within the three years prior to the date of this prospectus supplement.

The following table provides information known to us regarding beneficial ownership of our Common Stock by the Selling Stockholders as of April 14, 2025, prior to this offering and the Share Repurchase and after giving effect to this offering and the Share Repurchase.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws.

The numbers of shares beneficially owned and the percentages of beneficial ownership prior to this offering and the Share Repurchase that are set forth below are based on 49,045,955 shares of our Common Stock issued and outstanding as of April 14, 2025.

	Shares Beneficially Owned Prior to this Offering and the Share Repurchase		Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering and the Share Repurchase
Name of Selling Stockholders	Number	%		Number	%
Adolphus B. Baker(1)	1,606,728	3.28%	118,340	1,466,462	3.02%
Dinnette Adams Baker(2)	1,383,787	2.82%	968,006	236,437	0.49%
Luanne Adams(3)	1,144,525	2.33%	795,599	201,525	0.42%
Nancy Adams Briggs(4)	1,200,794	2.45%	506,214	600,794	1.24%
Laurel Adams Krodel(5)	1,144,674	2.33%	590,581	444,674	0.92%

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(1)     Mr. Baker is our Board Chair, a member of the Board and an executive officer. He also served as our Chief Executive Officer from 2010 until 2022. Mr. Baker’s beneficial ownership prior to this offering includes direct ownership of 46 shares of our Common Stock with his wife, Dinnette Adams Baker, as joint tenants in common, with respect to which he has shared voting and dispositive power. Mr. Baker also beneficially owns 147,428 shares of our Common Stock through the Company’s KSOP. He also owns 4,743 shares of our Common Stock as unvested restricted stock, with respect to which he has sole voting power and no dispositive power.

(2)     Ms. Adams Baker is the daughter of Fred R. Adams, Jr., the Company’s founder (“Mr. Adams”). Ms. Adams Baker’s beneficial ownership prior to this offering includes direct ownership of 46 shares of our Common Stock shared with her husband, Adolphus B. Baker, as joint tenants in common, with respect to which she has shared voting and dispositive power. Ms. Adams Baker also beneficially owns 5,821 shares of our Common Stock through the Company’s KSOP.

(3)     Ms. Adams is the daughter of Mr. Adams.

(4)     Ms. Adams Briggs is the daughter of Mr. Adams. Ms. Adams Briggs’ beneficial ownership prior to this offering includes 42,280 shares of our Common Stock held jointly with her husband as co-trustees of a family living trust (as a result of which she has shared voting and dispositive power for those living trust shares).

(5)     Ms. Adams Krodel is the daughter of Mr. Adams. Ms. Adams Krodel’s beneficial ownership prior to this offering includes direct sole ownership of 887 shares of our Common Stock, which she owns jointly with her husband (as a result of which she has shared voting and dispositive power for those shares).

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our Common Stock by a Non-U.S. Stockholder who purchases shares of our Common Stock during this offering. For purposes of this discussion, a “Non-U.S. Stockholder” is a beneficial owner of our Common Stock that is treated for U.S. federal income tax purposes as:

•        an individual who is neither a citizen nor a resident of the United States;

•        a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

•        an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).

This discussion does not address the U.S. federal tax consequences to an entity or other arrangement treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity or arrangement. If a partnership holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our Common Stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that owns or disposes of our Common Stock. For the avoidance of doubt, this discussion also does not address any tax consequences to any Selling Stockholders.

This summary assumes that our Common Stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Stockholder in light of its particular circumstances or to a Non-U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, or Non-U.S. Stockholders that hold our Common Stock as part of a straddle, conversion transaction or constructive sale transaction or that purchase or sell our Common Stock as part of a wash sale for U.S. federal tax purposes). Furthermore, this summary does not discuss any aspects of U.S. federal gift, Medicare, state, local or non-U.S. taxation. In addition, this discussion does not address the alternative minimum tax consequences of holding our Common Stock. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated or proposed thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our Common Stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Stockholder of owning and disposing of our Common Stock.

PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.

Distributions

If we make distributions on our Common Stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Stockholder’s basis in our Common Stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).

Any dividend paid to a Non-U.S. Stockholder with respect to our Common Stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. A Non-U.S. Stockholder that does not timely provide the applicable withholding agent with the certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.

Dividends paid to a Non-U.S. Stockholder that are effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Stockholder in the United States) will not be subject to U.S. federal withholding tax described above if the Non-U.S. Stockholder provides a properly completed IRS Form W-8ECI. Instead, the dividend will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.”

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Except as otherwise discussed below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our Common Stock unless (i) such gain is effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), (ii) the Non-U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Stockholder’s holding period with respect to our Common Stock, and, provided that our Common Stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our Common Stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.

Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” A Non-U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Stockholder during the taxable year.

Effectively Connected Income

Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our Common Stock that is effectively connected with a trade or business carried on by a Non-U.S. Stockholder within the United States (and, if required by an applicable income tax treaty, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Stockholder’s net effectively connected income, generally in the same manner as if the Non-U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Stockholder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA Withholding

Under legislation commonly known as “FATCA,” a U.S. federal 30% withholding tax generally will be imposed on dividends with respect to shares of our Common Stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All Non-U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Stockholder provides such certification, FATCA withholding will still apply where our Common Stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Stockholder may be eligible for refunds or credits of the tax. Under proposed U.S. Treasury regulations, which specify that taxpayers are permitted to rely on the proposed Treasury regulations until final Treasury regulations are issued, gross proceeds from the sale or other disposition of our Common Stock are not subject to FATCA withholding. Non-U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our Common Stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Stockholders are resident or maintain a branch.

Information Reporting and Backup Withholding

Annual reporting to the IRS will be required as to the amount of dividends paid to a Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Stockholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI).

The payment of the proceeds of the sale, exchange or other disposition of our Common Stock to or through the U.S. office of a broker will be subject to both backup withholding (currently at a rate of 24%) and information reporting unless the Non-U.S. Stockholder certifies its non-U.S. status on IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our Common Stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Stockholder certifies its non-U.S. status or otherwise establishes an exemption. Certain Non-U.S. Holders (including corporations) are not subject to backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Stockholder may be refunded or credited against such Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Federal Estate Tax

A Non-U.S. Stockholder who is an individual should note that shares of our Common Stock (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our Common Stock owned, directly or indirectly, at the time of their death. Non-U.S. Stockholders who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our Common Stock.

UNDERWRITING

The Selling Stockholders are offering the shares of our Common Stock described in this prospectus supplement through Goldman Sachs & Co. LLC as the “underwriter”. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholders and the underwriter, the Selling Stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the Selling Stockholders, the number of shares of our Common Stock set forth opposite its name below.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	2,978,740
Total	2,978,740

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

In connection with this offering, we have agreed to purchase 551,876 shares of our Common Stock directly from the Selling Stockholders at a price per share equal to the price at which the underwriter will purchase shares from the Selling Stockholders in this offering, resulting in a total purchase price of approximately $50 million. The repurchased shares will no longer be outstanding after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering. However, the completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that either this offering or the Share Repurchase will be consummated.

We and the Selling Stockholders have agreed in the underwriting agreement to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us and the Selling Stockholders that the underwriter proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.075 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the Selling Stockholders.

Paid by the Selling Stockholders
Per Share	$2.15
Total	$6,404,291.00

The expenses of this offering, not including the underwriting discount, are estimated at $240,000  and are payable by us. However, pursuant to the Conversion Agreement, the Selling Stockholders will be obligated to reimburse us for one-half of all such expenses incurred by the Company in connection with this offering.

No Sales of Similar Securities & Lock-Up Agreements

We have agreed, for 90 days after the date of this prospectus supplement, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the shares of our Common Stock to be sold pursuant to this prospectus supplement, including but not limited to any options or warrants to purchase shares of our Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our Common Stock or such other securities, in cash or otherwise (other than pursuant to the Company’s KSOP, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement), without the prior written consent of Goldman Sachs & Co. LLC.

In addition, the Selling Stockholders, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of our Common Stock, or any options or warrants to purchase any shares of our Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our Common Stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Goldman Sachs & Co. LLC. This lock-up agreement applies to our Common Stock now owned or hereafter acquired.

NASDAQ Listing

The shares are listed on the NASDAQ under the symbol “CALM.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, rules of the SEC may limit the underwriter from bidding for and purchasing our Common Stock. However, the underwriter may engage in transactions that stabilize the price of our Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell our Common Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our Common Stock made by the underwriter in the open market prior to the completion of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales and stabilizing transactions may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. The underwriter may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our Common Stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and securities dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, the underwriter and/or its affiliates may provide investment banking services to the Company and the Selling Stockholders. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve the securities of the Company and the Selling Stockholders. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, we have granted Goldman Sachs & Co. LLC the right of first refusal to participate in the distributions of future public offerings, private placements and other financing transactions, subject to certain limitations.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Stock may be made at any time under the following exemptions under the EU Prospectus Regulation:

a.       to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

b.      to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.       in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of shares of our Common Stock shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of our Common Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and us that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any shares of our Common Stock being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our Common Stock to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares of our Common Stock in this offering.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Common Stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any shares of our Common Stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of our Common Stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

a.       to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

b.      to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.       in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”), provided that no such offer of shares of our Common Stock shall result in a requirement for us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of our Common Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares of our Common Stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our Common Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares of our Common Stock in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Common Stock.

This prospectus supplement is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The shares of our Common Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of our Common Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our Common Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares of our Common Stock have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The shares of our Common Stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our Common Stock may not be circulated or distributed, nor may the shares of our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and

Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of our Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares of our Common Stock under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares of our Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares of our Common Stock under Section 275 of the SFA except: (i1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32.

Canada

The shares of our Common Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby will be passed upon by Sidley Austin LLP, Houston, Texas. Latham & Watkins LLP, New York, New York, is counsel to the underwriter in connection with this offering. Whalen LLP is counsel to the Selling Stockholders in connection with this offering.

EXPERTS

Frost, PLLC, an independent registered public accounting firm, has audited our consolidated balance sheets at June 1, 2024 and June 3, 2023, and our consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended June 1, 2024, as set forth in its report dated July 23, 2024. We have incorporated such financial statements and management’s assessment of the effectiveness of internal control over financial reporting in this prospectus supplement and the registration statement of which it is a part in reliance on the report of Frost, PLLC, given on its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement or the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this prospectus supplement and the termination of any offering (excluding, in each case, any portions of such documents or future filings that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.      Annual Report on Form 10-K for the fiscal year ended June 1, 2024.

2.      Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025.

3.      The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 1, 2024 from our definitive proxy statement on Schedule 14A, as filed with the SEC on August 22, 2024.

4.      The description of our Common Stock contained in our Registration Statement on Form 8-A/A-3 filed with the SEC on April 16, 2025 and any amendment or report filed for the purpose of updating such description.

5.      Current Reports on Form 8-K filed on July 1, 2024, September 9, 2024, October 4, 2024, February 25, 2025, March 27, 2025 and April 16, 2025.

We will provide at no cost to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as described above (other than exhibits, unless specifically incorporated by reference in such document). Requests for such a copy should be directed to Cal-Maine Foods, Inc., 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157; Attention: Investor Relations; (601) 948-6813; IR@cmfoods.com.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or registration statement of which this prospectus supplement is a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our filings with the SEC are also available on our website at https://www.calmainefoods.com/. Information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus and the inclusion of our website address in this prospectus supplement or the accompanying prospectus is an inactive textual reference only. You should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus in deciding whether to purchase our securities.

PROSPECTUS

6,322,470 Shares

CAL-MAINE FOODS, INC.

Common Stock

___________________

The selling stockholders identified herein (the “Selling Stockholders”), from time to time, may offer to sell up to 6,322,470 shares of our common stock, par value $0.01 per share (our “Common Stock” or the “Common Shares”). We are registering such shares under the terms of an agreement that provides registration rights to the Selling Stockholders. We are not selling any shares of our Common Stock under this Prospectus and we will not receive any proceeds from the sale of any shares of our Common Stock sold by the Selling Stockholders.

Our Common Stock is quoted on the NASDAQ Stock Market LLC (“NASDAQ”), under the symbol “CALM.” On April 14, 2025, the last reported sales price of our Common Stock on NASDAQ was $98.75 per share.

At the time the Selling Stockholders offer shares registered by this Prospectus, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus. You should read this Prospectus and any applicable prospectus supplement carefully before you invest.

The Selling Stockholders may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The Selling Stockholders also may sell shares directly to investors or through underwriters, agents or dealers. If the Selling Stockholders use underwriters, agents or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Investing in our Common Stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this Prospectus and under similar headings in the other documents filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this Prospectus, as well as those contained in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 15, 2025

We are responsible for the information contained and incorporated by reference in this Prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the Selling Stockholders have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This Prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this Prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this Prospectus, any accompanying prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this Prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this Prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

i

About This Prospectus

This Prospectus is part of a Registration Statement we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, in one or more offerings, shares of our Common Stock.

At the time the Selling Stockholders offer shares of our Common Stock registered by this Prospectus, if required, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus or incorporated by reference in this Prospectus. If the information in this Prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this Prospectus, the information incorporated by reference into this Prospectus and any applicable prospectus supplement as well as any post-effective amendments to the Registration Statement of which this Prospectus forms a part before you make any investment decision.

The rules of the SEC allow us to incorporate information by reference into this Prospectus. This information incorporated by reference is considered to be part of this Prospectus. See “Information Incorporated by Reference.” You should read both this Prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information incorporated by reference or contained in this Prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor any Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this Prospectus, any applicable prospectus supplement or in any free writing prospectus filed with the SEC and we and they take no responsibility for any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of shares of our Common Stock. Our business, financial condition, liquidity or results of operations may have changed since such date.

Risk Factors

Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors below and the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as they may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and our other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference.” The prospectus supplement related to an offering may also include certain risks relating to that offering. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment.

Following the Class A Conversion, we are no longer a “controlled company,” which may cause us to incur increased legal and administrative costs and may disrupt our business.

As of April 13, 2025, DLNL, LLC, a limited liability company owned by the Selling Stockholders (“Daughters’ LLC”), owned 100% of our outstanding Class A common stock, par value $0.01 per share (which had 10 votes per share) (our “Class A Common Stock”), as well as almost 1.1 million shares of our Common Stock, resulting in controlling voting power of 53.2%. On April 14, 2025, all 4.8 million shares of our Class A Common Stock were converted into an equal number of shares of our Common Stock (the “Class A Conversion”), and the Selling Stockholders redeemed their Daughters’ LLC membership interests in exchange for their allocated portion of the shares of our capital stock held by Daughters’ LLC. The shares of our Common Stock now owned by the Selling Stockholders that were once held as shares of capital stock by Daughters’ LLC have a total voting power of only 12.0%. As a result, we are no longer a “controlled company” under the rules of NASDAQ. Accordingly, we must come into compliance with applicable listing standards for non-controlled companies. Although as of March 25, 2025 we had implemented measures necessary to achieve compliance with such rules, functioning under the new requirements may increase our legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on our personnel, systems and resources. In addition, the effect of the loss of controlled company status on the trading price of our Common Stock and on our business is uncertain, including our ability to retain and hire key personnel and maintain relationships with customers and suppliers, and on our operating results. In addition, our business may be more likely to be disrupted by persons seeking to influence or effect a change of control, change of management or change in governance of the Company. Any such disruptions to our business could have a material adverse effect on our operations and financial results.

Sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales might occur, could cause the trading price of our Common Stock to decline.

The Selling Stockholders have informed the Board that they are interested in diversifying their respective financial portfolios, including through the potential sale of shares of our Common Stock pursuant to this Prospectus. Sales of a substantial number of shares of our Common Stock into the public market, or the perception that such sales might occur, could cause the trading price of our Common Stock to decline.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to our shell egg and egg products business, including estimated future production data, expected construction schedules, projected construction costs, potential future supply of and demand for our products, potential future corn and soybean price trends, potential future impact on our business of the resurgence in United States (“U.S.”) commercial table egg layer flocks of highly pathogenic avian influenza (“HPAI”), potential future impact on our business of inflation and changing interest rates, potential future impact on our business of new legislation, rules or policies, potential outcomes of legal proceedings, including loss contingency accruals and factors that may result in changes in the amounts recorded, and other projected operating data, including anticipated results of operations and financial condition. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plans,” “projected,” “contemplates,” “anticipates,” or similar words. Actual outcomes or results could differ materially from those projected in the forward-looking statements. The forward-looking statements are based on management’s current intent, belief, expectations, estimates, and projections regarding the Company and its industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions, and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Part I Item 1A Risk Factors of our Annual Report on Form 10-K for the year ended June 1, 2024, as well as those included in other reports we file from time to time with the SEC (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the effect of the loss by the Company of controlled company status under the rules of The Nasdaq Stock Market on the trading price of our Common Stock, (iii) the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, (iv) the impact on the trading price of our Common Stock as a result of the sale or marketing, or potential sale or marketing, of a significant number of shares of our Common Stock held by the family of our late founder, Fred R. Adams Jr., as part of their portfolio diversification efforts, (v) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions, and potential for product recall), including but not limited to the current outbreak of HPAI affecting poultry in the U.S., Canada and other countries that was first detected in commercial flocks in the U.S. in February 2022 and that first impacted our flocks in December 2023, (vi) changes in the demand for and market prices of shell eggs and feed costs, (vii) the impacts and potential future impacts of government, customer and consumer reactions to recent high market prices for eggs, including but not limited to efforts to increase imports of eggs and egg products, pressure to change long-standing pricing frameworks, lower consumer demand for eggs, and the pending Department of Justice antitrust investigation, (viii) our ability to predict and meet demand for cage-free and other specialty eggs, (ix) risks, changes, or obligations that could result from our recent or future acquisition of new flocks or businesses and risks or changes that may cause conditions to completing a pending acquisition, such as the pending acquisition of Echo Lake Foods, Inc. (“Echo Lake Foods”) not to be met, (x) risks relating to changes in inflation and interest rates, (xi) our ability to retain existing customers, acquire new customers and grow our product mix, (xii) adverse results in pending litigation and other legal matters, (xiii) risks related to changing U.S. trade and tariff policies including potentially higher costs for construction materials, equipment, packaging and other items, and (xiv) global instability, including as a result of the war in Ukraine, the conflicts in Israel and surrounding areas and attacks on shipping in the Red Sea.

With respect to the pending acquisition of Echo Lake Foods, (i) conditions to the closing of the proposed transaction may not be satisfied, (ii) antitrust clearance required for the proposed transaction may not be obtained, or required antitrust clearance may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or Echo Lake Foods or cause certain conditions to closing not to be satisfied, which could result in the termination of the acquisition agreement, (iii) the timing of completion of the proposed transaction is uncertain, (iv) the business of the Company or Echo Lake Foods may suffer as a result of uncertainty surrounding the proposed transaction, (v) events, changes or other circumstances could occur that could give rise to the termination of the acquisition agreement, (vi) there are risks related to disruption of management’s attention from the ongoing business operations of the Company or Echo Lake Foods due to the proposed transaction, (vii) the announcement or pendency of the proposed transaction could affect the relationships of the Company or Echo Lake Foods with its customers, suppliers, operating results and business generally, including the ability of the Company or Echo Lake Foods to retain employees, and (viii) the Company or Echo Lake Foods may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors. In addition, the Company may experience unexpected challenges in integrating and managing the business of Echo Lake Foods. Integrating Echo Lake Foods’ business may be more costly or time consuming than expected. Even if the acquisition is completed and the business of Echo Lake Foods is successfully integrated, the Company may not realize the benefits it expects from the acquisition, including the synergies, cost savings, reduction in earnings volatility, margin expansion, financial returns, expanded customer relationships, or sales or growth opportunities.

A discussion of important factors relating to forward-looking statements is included in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended June 1, 2024, our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025 and this Prospectus. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, forward-looking statements included herein are made only as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether because of new information, future events, or otherwise. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates of this Prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not rely on any of these statements.

The Company

Cal-Maine Foods, Inc. is primarily engaged in the production, packaging, marketing and distribution of fresh shell eggs, including conventional, cage-free, organic, brown, free-range, pasture-raised and nutritionally enhanced eggs, as well as a variety of ready-to-eat egg products. Our operations are fully integrated and we have one operating and reportable segment. We are the largest producer and distributor of fresh shell eggs in the U.S. Our total flock of approximately 48.9 million layers and 12.3 million pullets and breeders is the largest in the U.S. We sell our shell eggs and egg products to a diverse group of customers, including national and regional grocery store chains, club stores, companies servicing independent supermarkets in the U.S., foodservice distributors and egg product customers throughout the majority of the U.S. and aim to maintain efficient, state-of-the-art operations located close to our customers.

We were incorporated in 1969 as a Delaware corporation. Our principal executive offices are located at 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157, and our telephone number is (601) 948-6813. Our website address is https://www.calmainefoods.com/. Information contained on or that can be accessed through our website does not constitute part of this Prospectus, and the inclusion of our website address in this Prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this Prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

As used in this Prospectus, the “Company,” “we,” “us,” and/or “our” refers to Cal-Maine Foods, Inc., unless the context requires otherwise.

Use Of Proceeds

All shares of our Common Stock sold pursuant to this Prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sale.

Selling Stockholders

From time to time, the Selling Stockholders may sell up to 6,322,470 shares of our Common Stock pursuant to this Prospectus, in one or more offerings. Information about specific offerings and the identification of the specific Selling Stockholders participating in such offering will be set forth in a prospectus supplement, if required. The address for each of the Selling Stockholders is c/o Cal-Maine Foods, Inc., 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of the shares of our Common Stock registered hereunder. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this Prospectus, subject to applicable law, including Rule 144 of the Securities Act. See “Plan of Distribution.”

The table below is based on 49,045,955 shares of our Common Stock outstanding as of April 14, 2025.

Any prospectus supplement may add, update, substitute, or change the information contained in this Prospectus, including the identity of each Selling Stockholder and the number of shares registered on their behalf.

Unless otherwise specified below, none of the Selling Stockholders hold any position or office with us, or have or have had any other material relationship with us within the past three years.

Name of Selling Stockholder	Common Stock Beneficially Owned		Shares of Common Stock That May be Sold Hereunder	Common Stock Beneficially Owned After Sale of All Common Stock That May be Sold Hereunder(1)
	Shares	Percentage		Shares	Percentage
Adolphus B. Baker(2)	1,606,728	3.28%	1,454,557	152,171	0.31%
Dinnette Adams Baker(3)	1,383,787	2.82%	1,377,966	5,821	0.01%
Luanne Adams(4)	1,144,525	2.33%	1,144,525	—	—
Nancy Adams Briggs(5)	1,200,794	2.45%	1,200,794	—	—
Laurel Adams Krodel(6)	1,144,674	2.33%	1,144,674	—	—

____________

(1)     Assumes each of the Selling Stockholders sells all of their shares of our Common Stock covered by this Prospectus and does not acquire beneficial ownership of any additional shares of our Common Stock.

(2)     Mr. Baker is our Board Chair, a member of the Board and an executive officer. He also served as our Chief Executive Officer from 2010 until 2022. Mr. Baker’s beneficial ownership includes direct ownership of 46 shares of our Common Stock with his wife, Dinnette Adams Baker, as joint tenants in common, with respect to which he has shared voting and dispositive power. Mr. Baker also beneficially owns 147,428 shares of our Common Stock through the Company’s KSOP. He also owns 4,743 shares of our Common Stock as unvested restricted stock, with respect to which he has sole voting power and no dispositive power.

(3)     Ms. Adams Baker is the daughter of Fred R. Adams, Jr., the Company’s founder (“Mr. Adams”). Ms. Adams Baker’s beneficial ownership includes direct ownership of 46 shares of our Common Stock shared with her husband, Adolphus B. Baker, as joint tenants in common, with respect to which she has shared voting and dispositive power. Ms. Adams Baker also beneficially owns 5,821 shares of our Common Stock through the Company’s KSOP.

(4)     Ms. Adams is the daughter of Mr. Adams.

(5)     Ms. Adams Briggs is the daughter of Mr. Adams. Ms. Adams Briggs’ beneficial ownership includes 42,280 shares of our Common Stock held jointly with her husband as co-trustees of a family living trust (as a result of which she has shared voting and dispositive power for those living trust shares).

(6)     Ms. Adams Krodel is the daughter of Mr. Adams. Ms. Adams Krodel’s beneficial ownership includes direct sole ownership of 887 shares of our Common Stock, which she owns jointly with her husband (as a result of which she has shared voting and dispositive power for those shares).

Conversion Agreement

Any offering under this Prospectus will be made pursuant to the Agreement Regarding Conversion, dated February 25, 2025, by and among the Company, Daughters’ LLC and the Selling Stockholders (the “Conversion Agreement”). A copy of the Conversion Agreement was filed by the Company on a Current Report on Form 8-K dated February 25, 2025, and is incorporated by reference herein.

The Conversion Agreement provides registration rights to the Selling Stockholders for the sale of 6,322,470 shares of our Common Stock.

A special committee of independent and disinterested directors of the Board has authority to approve any demands for takedowns under this Prospectus, including the minimum number of shares to be included, how frequently takedowns may be permitted, and whether to require standstill agreements from the Selling Stockholders beyond what is required from the underwriters and, if so, the terms thereof.

The Selling Stockholders requesting registration, on the one hand, and the Company, on the other hand, will each pay 50% of the costs of the Company related to the sale of the applicable shares of our Common Stock, including costs related to (i) the preparation and filing of a registration statement and (ii) the preparation of any offering documents. The Selling Stockholders will pay any fees of underwriters relating to the sale of their shares.

The Selling Stockholders’ registration rights described above expire on April 14, 2026, the 12-month anniversary of the Class A Conversion.

The Conversion Agreement also provides that, prior to the expiration of the registration rights described above, each Selling Stockholder will (i) cause all shares of our Common Stock held by such person, or over which such person has voting discretion or control as of the applicable record date, to be present either in person or by proxy for quorum purposes at any stockholders meeting at which directors of the Company are elected, and (ii) vote, or cause to be voted, such shares held by it, or over which such person has voting discretion or control, in favor of not less than three independent directors.

Description Of Capital Stock

The following is a summary description of the capital stock of the Company. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”), the Amended and Restated Bylaws of the Company (the “Restated Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Pursuant to the Restated Charter, our authorized capital stock consists of 120,000,000 Common Shares and 10,000,000 shares of preferred stock with a par value of $0.01 per share (“Preferred Stock”).

The Restated Charter authorizes the Company to issue shares of Preferred Stock from time to time in one or more series without stockholder approval, each such series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the Board may determine.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL, voting together as a single class, without a separate vote of the holders of Preferred Stock, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of the Restated Charter.

Common Shares

Voting Rights

The holders of Common Shares are entitled to one vote for each such share on each matter properly submitted to the stockholders of the Company on which the holders of Common Shares are entitled to vote.

Dividends

Except as otherwise required by law or the Restated Charter, and subject to the rights of the holders of shares of Preferred Stock, the holders of Common Shares are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor and share equally on a per share basis in such dividends and distributions.

The Company has a variable dividend policy adopted by the Board. Pursuant to the policy, the Company pays a dividend to holders of Common Shares on a quarterly basis for each quarter for which the Company reports net income attributable to Cal-Maine Foods, Inc. computed in accordance with GAAP in an amount equal to one-third (1/3) of such quarterly income. Dividends are paid to stockholders of record as of the 60th day following the last day of such quarter, except for the fourth fiscal quarter. For the fourth quarter, the Company will pay dividends to stockholders of record on the 65th day after the quarter end. Dividends are payable on the 15th day following the record date. Following a quarter for which the Company does not report net income attributable to Cal-Maine Foods, Inc., the Company will not pay a dividend for a subsequent profitable quarter until the Company is profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid. The dividend policy is subject to periodic review by the Board.

Liquidation, Dissolution or Winding Up

Except as otherwise required by law or the Restated Charter, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of Common Shares are entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of Common Shares held by them.

Preemptive and Other Rights

The holders of Common Shares are not entitled to preemptive or subscription rights.

Choice of Forum

The Restated Charter provides that, unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Company’s certificate of incorporation or bylaws, (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

The Restated Charter further provides that, unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find such provisions in the Restated Charter to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions.

Anti-Takeover Effect of Certain Charter and Bylaw Provisions

Certain provisions of the Restated Charter and the Restated Bylaws could make it more difficult to acquire the Company or control of the Company by means of a merger, tender offer, proxy contest, removal of incumbent directors or otherwise. These provisions, which are summarized below, are expected to safeguard the Company against coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Board. While it is possible that these provisions could deter transactions that stockholders may otherwise consider to be in their best interest, these provisions are not intended to preclude such transactions, but rather to provide the Board with the time and opportunity to evaluate the adequacy and fairness of a proposed takeover offer or other proposed action, consider alternative methods of maximizing stockholder value, and, as appropriate, negotiate the best possible outcome for all stockholders.

Authorized but Unissued Stock and Undesignated Preferred Stock

We have authorized Common Shares and Preferred Stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans. The existence of unissued and unreserved Common Shares and Preferred Stock may enable the Board to issue shares to persons friendly to current management or to issue Preferred Stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock we may issue in the future. For example, if we issue Preferred Stock, the issuance could adversely affect the voting power of holders of Common Shares and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Number of Directors; Classified Board; Removal of Directors; Vacancies

The Restated Charter provides for a Board of not less than three nor more than 12 directors. Within such limit, the number of members of the entire Board may be fixed only by the Board from time to time in accordance with the Bylaws, and not by stockholders.

The Restated Charter provides for the division of the Board into three classes as nearly equal in size as practicable with staggered three-year terms. Directors may be removed by the stockholders only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by the vote of a majority of the directors then in office and not by the stockholders, and any person so elected by the Board will hold office until the next election of the class to which such person has been assigned by the Board.

Pursuant to such structure, it would take at least two election cycles for any individual or group to gain control of the Board. The limitations on the removal of directors and the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

No Cumulative Voting

The Restated Charter does not provide for cumulative voting in director elections.

Stockholder Action; Special Meetings

The Restated Charter provides that stockholder action may not be taken by written consent in lieu of a meeting and provides that special meetings of the stockholders may be called only by the Board Chair or by our Board and may not be called by stockholders. These provisions could have the effect of delaying until the next annual stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting power. These provisions may also discourage another person or entity from making a tender offer for the Common Shares, because that person or entity, even if it acquired securities with a majority of our outstanding voting power, would be able to take action as a stockholder only at a duly called stockholders’ meeting and not by written consent.

Amendments to Restated Charter

The Restated Charter requires the affirmative vote of the holders of at least 662/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal any provision of the Restated Charter.

Amendments to Restated Bylaws

The Restated Bylaws are subject to amendment, alteration or repeal by the stockholders of the Company by the affirmative vote of the holders of at least 662/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Additionally, the Board has the power to amend, alter or repeal the Restated Bylaws.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Restated Bylaws provide advance notice requirements for stockholders seeking to bring business before meetings of stockholders or to nominate candidates for election as directors at meetings of stockholders. The Restated Bylaws also specify certain requirements regarding the form and content of the stockholders’ notices. These provisions may deter takeovers by requiring that any stockholder wishing to conduct a proxy contest have its position solidified well in advance of the meeting at which directors are to be elected and by providing the incumbent Board with sufficient notice to allow them to put an election strategy in place.

Limitation of Liability and Indemnification

Our Restated Charter provides that no director or officer of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by law. In addition, the Company is required to indemnify its directors and officers to the fullest extent permitted by the law. A director’s right to indemnification includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, but only if such director presents to the Company a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Company. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Company shall not be obligated to indemnify any director or officer, or advance expenses of any director, in connection with any proceeding initiated by such person unless such proceeding was authorized by the Board. These rights are not exclusive of any rights to which any such persons may otherwise be or become entitled.

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the DGCL (“Section 203”). Under this provision, we may not engage in any “business combination” with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless: (i) prior to that date, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or (iii) on or following that date, the business combination is approved by our Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include, subject to limited exceptions: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The restrictions of Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203. The Company has not made such an election. Accordingly, the Company would be subject to Section 203 in the event of a business combination.

Listing

The Common Shares are listed on NASDAQ under the symbol “CALM.”

Transfer Agent

Computershare Trust Company of Louisville, Kentucky, is the Transfer Agent and Registrar for the Common Shares.

Plan Of Distribution

The Selling Stockholders identified in this Prospectus may offer, from time to time, shares of our Common Stock. We are registering such shares under the terms of the Conversion Agreement. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may sell all or a portion of the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our Common Stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•        on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NASDAQ;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•        through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        privately negotiated transactions;

•        settlement of short sales entered into after the effective date of the Registration Statement of which this Prospectus forms a part;

•        broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Stockholders may offer our Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell our Common Stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our Common Stock, underwriters may receive compensation from the Selling Stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If underwriters are used for the sale of our Common Stock, to the extent required by law, the names of the underwriters will be set forth in any applicable prospectus supplement used by the underwriters to sell those securities. The Selling Stockholders may use underwriters with whom we or the Selling Stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of our Common Stock, unless otherwise indicated in this Prospectus or a prospectus supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

If underwriters are used for the sale of our Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our Common Stock in the open market for the purpose of preventing or delaying a decline in the market price of our Common Stock while such offering is in progress. These stabilizing transactions may include making short sales of our Common Stock, which involves the sale by the underwriters of a greater number of shares of our Common Stock than they are required to purchase in such offering, and purchasing shares of our Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than any underwriters’ option to purchase additional shares, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising an option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through any option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market that could adversely affect investors who purchase in an offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our Common Stock pursuant to this Prospectus and any applicable prospectus supplement and to the activities of the Selling Stockholders. In addition, we will make copies of this Prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. All of the foregoing may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) of the Securities Act may be sold under such rules rather than pursuant to this Prospectus or a prospectus supplement.

The Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell short the shares and deliver our Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus and any applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus and any applicable prospectus supplement. The Selling Stockholders also may transfer and donate shares of our Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and any applicable prospectus supplement.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of our Common Stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our Common Stock covered by this Prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of shares being offered by the Selling Stockholder and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.

Pursuant to the Conversion Agreement, we have agreed to indemnify the Selling Stockholders, on customary terms, against certain liabilities, including certain liabilities under the Securities Act. Agents and underwriters will be entitled to indemnification by us and the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

The estimated offering expenses payable by the Selling Stockholders and/or the Company, in addition to any underwriting discounts and commissions that will be paid by the Selling Stockholders, will be described in any applicable prospectus supplement.

Legal Matters

The validity of the shares of our Common Stock offered hereby will be passed upon by Sidley Austin LLP, Houston, Texas. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in any applicable prospectus supplement.

Experts

Frost, PLLC, an independent registered public accounting firm, has audited our consolidated balance sheets at June 1, 2024 and June 3, 2023, and our consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended June 1, 2024, as set forth in its report dated July 23, 2024. We have incorporated such financial statements and management’s assessment of the effectiveness of internal control over financial reporting in this Prospectus and in the Registration Statement of which it is a part in reliance on the report of Frost, PLLC, given on its authority as experts in accounting and auditing.

Information Incorporated By Reference

The SEC allows us to incorporate by reference into this Prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this Prospectus is considered to be an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this Prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded. This Prospectus incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this Prospectus and the termination of any offering (excluding, in each case, any portions of such documents or future filings that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.      Annual Report on Form 10-K for the fiscal year ended June 1, 2024.

2.      Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025.

3.      The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 1, 2024 from our definitive proxy statement on Schedule 14A, as filed with the SEC on August 22, 2024.

4.      The description of our Common Stock contained in our Registration Statement on Form 8-A/A-2 filed with the SEC on March 27, 2025 and any amendment or report filed for the purpose of updating such description.

5.      Current Reports on Form 8-K filed on July 1, 2024, September 9, 2024, October 4, 2024, February 25, 2025, and March 27, 2025.

We will provide at no cost to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as described above (other than exhibits, unless specifically incorporated by reference in such document). Requests for such a copy should be directed to Cal-Maine Foods, Inc., 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157; Attention: Investor Relations; (601) 948-6813; IR@cmfoods.com.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this Prospectus or the Registration Statement of which this Prospectus is a part.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our filings with the SEC are also available on our website at https://www.calmainefoods.com/. Information contained on or that can be accessed through our website does not constitute part of this Prospectus and the inclusion of our website address in this Prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this Prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

2,978,740 Shares

CAL-MAINE FOODS, INC.

COMMON STOCK

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PROSPECTUS SUPPLEMENT

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Goldman Sachs & Co. LLC

April 15, 2025